Exhibit 99.2
Consolidated Report to the Financial Community
Third Quarter 2018

(Released October 25, 2018)          (Unaudited)
HIGHLIGHTS
GAAP losses for the third quarter of 2018 were $(1.02) per basic share, compared with third quarter 2017 earnings of $0.89 per basic share. GAAP results for the third quarter of 2018 and 2017 include the impact of special items listed below. Operating (non-GAAP) earnings*, which excludes special items, were $0.80 per share for the third quarter of 2018, compared with third quarter 2017 Operating (non-GAAP) earnings of $0.63 per share.

				FirstEnergy
EPS Variance Analysis	Regulated	Regulated	Corporate /	Corp.
(in millions, except per share amounts)	Distribution	Transmission	Other**	Consolidated
3Q 2017 Net Income (Loss) attributable to Common Stockholders (GAAP)	$314	$84	$(2)	$396

3Q 2017 Basic Earnings (Loss) Per Share (avg. shares outstanding 444M)	$0.71	$0.19	$(0.01)	$0.89
Special Items - 2017***
Impact of full dilution to 538M shares	(0.13)	(0.04)	—	(0.17)
Regulatory charges	0.01	0.02	—	0.03
Debt redemption costs	—	—	0.01	0.01
Exit of competitive generation	—	—	(0.13)	(0.13)
Total Special Items - 3Q 2017	(0.12)	(0.02)	(0.12)	(0.26)
3Q 2017 Operating Earnings (Loss) Per Share - Non-GAAP* (538M fully diluted shares)	$0.59	$0.17	$(0.13)	$0.63
Distribution Deliveries	0.14	—	—	0.14
Transmission Margin	—	0.02	—	0.02
Regulated Commodity Margin	0.01	—	—	0.01
Net Operating and Miscellaneous Expenses	0.05	—	(0.01)	0.04
Depreciation	(0.01)	—	—	(0.01)
General Taxes	(0.01)	—	—	(0.01)
Net Financing Costs	0.01	—	—	0.01
Effective Tax Rate	—	—	(0.03)	(0.03)
3Q 2018 Operating Earnings (Loss) Per Share - Non-GAAP* (538M fully diluted shares)	$0.78	$0.19	$(0.17)	$0.80
Special Items - 2018***
Impact of full dilution to 538M shares	0.05	0.01	(0.24)	(0.18)
Regulatory charges	0.05	—	—	0.05
Exit of competitive generation	(0.05)	—	(1.64)	(1.69)
Total Special Items - 3Q 2018	0.05	0.01	(1.88)	(1.82)
3Q 2018 Basic Earnings (Loss) Per Share (avg. shares outstanding 503M)	$0.83	$0.20	$(2.05)	$(1.02)

3Q 2018 Net Income (Loss) attributable to Common Stockholders (GAAP)	$416	$99	$(1,027)	$(512)

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the number of shares outstanding for the period assuming full impact of dilution from the $2.5 billion equity issuance in January 2018 (538M fully diluted shares). The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rates range from 21% to 29% and 35% to 42% in the third quarter of 2018 and 2017, respectively.

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Consolidated Report to the Financial Community - 3rd Quarter 2018                    1

*Operating earnings (loss) excludes “special items” as described below, and is a non-GAAP financial measure. Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating the company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items also reflect the adjustment to include the full impact of share dilution from the $2.5 billion equity issuance in January 2018. Special items are not necessarily non-recurring. Management uses Operating earnings (loss) and Operating earnings (loss) per share to evaluate the company’s performance and manage its operations and frequently references these non-GAAP financial measures in its decision making, using them to facilitate historical and ongoing performance comparisons. Additionally, management uses Operating earnings (loss) per share by segment to further evaluate the company's performance by segment and references this non-GAAP financial measure in its decision making. Operating earnings (loss) per share is calculated by dividing Operating earnings (loss), which excludes specials items as discussed herein, for the periods presented by 538 million shares, which reflects the full impact of share dilution from the equity issuance in January 2018. Operating earnings (loss) per share for each segment, a non-GAAP financial measure, is calculated by dividing segment Operating earnings (loss), which excludes specials items as discussed herein, for the periods presented by 538 million shares. As of the first quarter 2018, Regulated operating (non-GAAP) earnings (loss), Regulated operating earnings (loss) per share, and Regulated operating earnings (loss) per share by segment, which were non-GAAP financial measures used in the guidance provided in February 2018, are now referred to as Operating earnings (loss), Operating earnings (loss) per share, and Operating earnings (loss) per share by segment, respectively. Management believes that the non-GAAP financial measures of Operating earnings (loss) and Operating earnings (loss) per share and Operating earnings (loss) per share by segment provide consistent and comparable measures of performance of its businesses on an ongoing basis. Management also believes that such measures are useful to shareholders and other interested parties to understand performance trends and evaluate the company against its peer group by presenting period-over-period operating results without the effect of certain charges or benefits that may not be consistent or comparable across periods or across the company’s peer group. Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP). These non-GAAP financial measures are intended to complement, and are not considered as alternatives to, the most directly comparable GAAP financial measures. Also, the non-GAAP financial measures may not be comparable to similarly titled measures used by other entities. The 2018 and 2017 GAAP to non-GAAP earnings per share reconciliations can be found on pages 26-28 of this report and all GAAP to non-GAAP earnings (loss) reconciliations are available on the company’s Investor Information website at www.firstenergycorp.com/ir.
**As a result of the bankruptcy filings, FirstEnergy Solutions Corp. (FES), its subsidiaries and FirstEnergy Nuclear Operating Company (FENOC) were deconsolidated from FirstEnergy Corp.'s (FE) consolidated financial statements as of March 31, 2018. Additionally, the operating results of FES and FENOC, as well as Bay Shore Power Company (BSPC) and the majority of Allegheny Energy Supply, LLC (AE Supply) that are subject to completed or pending asset sales and transfers, collectively representing substantially all of FirstEnergy’s operations that previously comprised the Competitive Energy Services (CES) reportable operating segment, are presented as discontinued operations in Corporate/Other. During the third quarter of 2018, the Pleasants Power Station was also reclassified to discontinued operations. The remaining business activities that previously comprised the CES reportable operating segment were not material, and as such, have been combined into Corporate/Other for reporting purposes. The external segment reporting is consistent with the internal financial reports used by FE's Chief Executive Officer (its chief operating decision maker) to regularly assess performance of the business and allocate resources. Disclosures for FE's reportable operating segments for 2017, including the presentation of non-GAAP financial measures, have been revised to conform to the current presentation.
***See pages 18-29 for additional details regarding special items.

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Consolidated Report to the Financial Community - 3rd Quarter 2018                    2

2018 Earnings Guidance
GAAP earnings for 2018 are forecasted at $1.68 - $2.60 per basic share with 2018 Operating (non-GAAP) earnings guidance revised to $2.50 - $2.60 per share.

	Estimate for Year 2018*
(In millions, except per share amounts)	Regulated Distribution	Regulated Transmission	Corporate / Other	FirstEnergy Corp. Consolidated

2018F Net Income (Loss) attributable to Common Stockholders (GAAP)	$1,150 - $1,445	$400 - $410	$(725) - $(580)	$825 - $1,275

2018F Basic Earnings (Loss) Per Share (avg. shares outstanding 490M)	$2.35 - $2.95	$0.82 - $0.84	$(1.49) - $(1.19)	$1.68 - $2.60
Excluding Special Items:
Regulatory charges	(0.21)	—	—	(0.21)
Mark-to-market adjustments - Pension/OPEB actuarial assumptions	0.32 - (0.17)	—	0.12 - (0.13)	0.44 - (0.30)
Exit of competitive generation	0.07	—	(0.22)	(0.15)
Debt redemption costs	—	—	0.21	0.21
Tax reform	0.02	—	—	0.02
Impact of full dilution to 538M shares	(0.21) - (0.26)	(0.08)	0.80 - 0.77	0.51 - 0.43
Total Special Items**	$(0.01) - $(0.55)	$(0.08)	$0.91 - $0.63	$0.82 - $0.00
2018F Operating Earnings (Loss) Per Share - Non-GAAP (538M fully diluted shares)	$2.34 - $2.40	$0.74 - $0.76	($0.58) - ($0.56)	$2.50 - $2.60

* Per share amounts for the special items above are based on the after-tax effect of each item divided by the number of shares outstanding for the period assuming full impact of dilution from the $2.5 billion equity issuance in January 2018 (538M fully diluted shares). The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rates range from 21% to 29%.
** See page 29 for descriptions regarding special items.

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Consolidated Report to the Financial Community - 3rd Quarter 2018                    3

3Q 2018 Results vs 3Q 2017 - By Segment
Regulated Distribution

Regulated Distribution - GAAP earnings for the third quarter of 2018 were $416 million, or $0.83 per basic share, compared with third quarter 2017 GAAP earnings of $314 million, or $0.71 per basic share. Operating (non-GAAP) earnings, excluding special items, were $0.78 per share for the third quarter of 2018 compared with $0.59 per share for the third quarter of 2017.

EPS Variance Analysis
(In millions, except per share amounts)
3Q 2017 Net Income attributable to Common Stockholders (GAAP)	$314

3Q 2017 Basic Earnings Per Share (avg. shares outstanding 444M)	$0.71
Special Items - 2017*	(0.12)
3Q 2017 Operating Earnings Per Share - Non-GAAP (538M fully diluted shares)	$0.59
Distribution Deliveries	0.14
Regulated Commodity Margin	0.01
Net Operating and Miscellaneous Expenses	0.05
Depreciation	(0.01)
General Taxes	(0.01)
Net Financing Costs	0.01
3Q 2018 Operating Earnings Per Share - Non-GAAP (538M fully diluted shares)	$0.78
Special Items - 2018*	0.05
3Q 2018 Basic Earnings Per Share (avg. shares outstanding 503M)	$0.83

3Q 2018 Net Income attributable to Common Stockholders (GAAP)	$416
*See pages 18-29 for additional details on Special Items.
3Q 2018 vs 3Q 2017 Earnings Drivers

•
Distribution Deliveries - Total distribution deliveries increased earnings $0.14 per share primarily due to higher weather-related and industrial usage. Total deliveries increased 2,413,000 megawatt-hours (MWH), or 6.3%. Sales to residential customers increased 1,794,000 MWH, or 12.9%, and sales to commercial customers increased 298,000 MWH, or 2.7%. Cooling-degree-days were 28% above the same period last year and 29% above normal. Sales to industrial customers increased 331,000 MWH, or 2.5%, primarily due to higher usage in the shale gas and steel sectors.

•	Regulated Commodity Margin - Higher commodity margin at Monongahela Power Company (MP) increased earnings $0.01 per share, primarily due to higher weather-related usage in West Virginia.

•
Net Operating and Miscellaneous Expenses - Lower expenses increased earnings $0.05 per share, primarily due to lower pension and other post-employment benefit (OPEB) costs, partially offset by increased vegetation management costs in Pennsylvania.

•	Depreciation - Higher depreciation expense reduced earnings $0.01 per share, primarily due to a higher asset base.

•	General Taxes - Higher general taxes reduced earnings $0.01 per share, primarily due to higher revenue-related taxes.

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Consolidated Report to the Financial Community - 3rd Quarter 2018                    4

•	Net Financing Costs - Lower net financing costs increased earnings $0.01 per share, primarily reflecting lower interest expense as a result of various debt maturities.

•
Special Items - In the third quarter of 2018 and 2017, Regulated Distribution special items totaled $(0.05) per share and $(0.12) per share, respectively, in each quarter, as summarized in the following table. Additional details regarding special items can be found on page 29.

Regulated Distribution Special Items - 3Q 2018	EPS
Regulatory charges	$(0.05)
Exit of competitive generation	0.05
Impact of full dilution to 538M shares	(0.05)
$(0.05)

Regulated Distribution Special Items - 3Q 2017	EPS
Impact of full dilution to 538M shares	$(0.13)
Regulatory charges	0.01
$(0.12)

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Consolidated Report to the Financial Community - 3rd Quarter 2018                    5

Regulated Transmission

Regulated Transmission - GAAP earnings for the third quarter of 2018 were $99 million, or $0.20 per basic share, compared with third quarter 2017 GAAP earnings of $84 million, or $0.19 per basic share. Operating (non-GAAP) earnings, excluding special items, were $0.19 per share for the third quarter of 2018 compared with $0.17 per share for the third quarter of 2017.

EPS Variance Analysis
(In millions, except per share amounts)
3Q 2017 Net Income attributable to Common Stockholders (GAAP)	$84

3Q 2017 Basic Earnings Per Share (avg. shares outstanding 444M)	$0.19
Special Items - 2017*	(0.02)
3Q 2017 Operating Earnings Per Share - Non-GAAP (538M fully diluted shares)	$0.17
Transmission Margin	0.02
3Q 2018 Operating Earnings Per Share - Non-GAAP (538M fully diluted shares)	$0.19
Special Items - 2018*	0.01
3Q 2018 Basic Earnings Per Share (avg. shares outstanding 503M)	$0.20

3Q 2018 Net Income attributable to Common Stockholders (GAAP)	$99
*See pages 18-29 for additional details on Special Items.

3Q 2018 vs 3Q 2017 Earnings Drivers

•
Transmission Margin - Higher transmission margin increased earnings $0.02 per share, primarily due to higher rate base at Mid-Atlantic Interstate Transmission, LLC (MAIT) and American Transmission Systems, Incorporated (ATSI) and the implementation of approved settlement rates at Jersey Central Power & Light (JCP&L).

•
Special Items - In the third quarter of 2018 and 2017, Regulated Transmission special items were $(0.01) per share and ($0.02) per share, respectively, in each quarter, as summarized in the following table. Descriptions of special items can be found on page 29.

Regulated Transmission Special Items - 3Q 2018	EPS
Impact of full dilution to 538M shares	$(0.01)
$(0.01)

Regulated Transmission Special Items - 3Q 2017	EPS
Impact of full dilution to 538M shares	$(0.04)
Regulatory charges	0.02
$(0.02)

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Consolidated Report to the Financial Community - 3rd Quarter 2018                    6

Corporate / Other

Corporate / Other - GAAP losses for the third quarter of 2018 were $(1,027) million, or $(2.05) per basic share, compared with third quarter 2017 GAAP losses of $(2) million, or $(0.01) per basic share. Operating (non-GAAP) losses, excluding special items, were ($0.17) per share for the third quarter of 2018 compared with ($0.13) per share for the third quarter of 2017.

EPS Variance Analysis
(In millions, except per share amounts)
3Q 2017 Net Loss attributable to Common Stockholders (GAAP)	$(2)

3Q 2017 Basic Loss Per Share (avg. shares outstanding 444M)	$(0.01)
Special Items - 2017*	(0.12)
3Q 2017 Operating Loss Per Share - Non-GAAP (538M fully diluted shares)	$(0.13)
Net Operating and Miscellaneous Expenses	(0.01)
Effective Tax Rate	(0.03)
3Q 2018 Operating Loss Per Share - Non-GAAP (538M fully diluted shares)	$(0.17)
Special Items - 2018*	(1.88)
3Q 2018 Basic Loss Per Share (avg. shares outstanding 503M)	$(2.05)

3Q 2018 Net Loss attributable to Common Stockholders (GAAP)	$(1,027)
*See pages 18-29 for additional details on Special Items.

3Q 2018 vs 3Q 2017 Earnings Drivers
As discussed above, the operating results of FES and FENOC, as well as BSPC and the majority of AE Supply that are subject to completed or pending asset sales and transfers, are reported in discontinued operations and excluded from operating earnings as a special item.

•	Net Operating and Miscellaneous Expenses - Higher expenses decreased results $0.01 per share.

•	Effective Tax Rate - The impact of a lower federal income tax rate in 2018 from the Tax Cuts & Jobs Act decreased results $0.03 per share.

•
Special Items - In the third quarter of 2018 and 2017, Corporate / Other special items totaled $1.88 per share and $(0.12) per share, respectively, as summarized in the following table. Descriptions of special items can be found on page 29.

Corporate / Other Special Items - 3Q 2018	EPS
Exit of competitive generation	$1.64
Impact of full dilution to 538M shares	0.24
$1.88

Corporate / Other Special Items - 3Q 2017	EPS
Debt redemption costs	$0.01
Exit of competitive generation	(0.13)
$(0.12)

For additional information, please contact:

Irene M. Prezelj	Gina E. Caskey	Jake M. Mackin
Vice President, Investor Relations	Senior Advisor, Investor Relations	Consultant, Investor Relations
(330) 384-3859	(330) 761-4185	(330) 384-4829

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Consolidated Report to the Financial Community - 3rd Quarter 2018                    7

FirstEnergy Corp.
Consolidated Statements of Income (Loss) (GAAP)
(In millions, except per share amounts)

		Three Months Ended September 30,			Nine Months Ended September 30,
		2018	2017	Change	2018	2017	Change
	Revenues
(1)	Distribution services and retail generation	$2,463	$2,334	$129	$6,807	$6,558	$249
(2)	Transmission	341	337	4	996	968	28
(3)	Other	260	239	21	748	721	27
(4)	Total Revenues	3,064	2,910	154	8,551	8,247	304

	Operating Expenses
(5)	Fuel	137	126	11	404	396	8
(6)	Purchased power	876	774	102	2,393	2,215	178
(7)	Other operating expenses	739	652	87	2,363	1,958	405
(8)	Provision for depreciation	283	261	22	843	765	78
(9)	Amortization (deferral) of regulatory assets, net	67	113	(46)	(188)	274	(462)
(10)	General taxes	252	238	14	746	703	43
(11)	Impairment of assets	—	13	(13)	—	13	(13)
(12)	Total Operating Expenses	2,354	2,177	177	6,561	6,324	237
(13)	Operating Income	710	733	(23)	1,990	1,923	67

	Other Income (Expense)
(14)	Miscellaneous income, net	49	19	30	164	44	120
(15)	Interest expense	(255)	(262)	7	(858)	(751)	(107)
(16)	Capitalized financing costs	16	13	3	47	39	8
(17)	Total Other Expense	(190)	(230)	40	(647)	(668)	21

(18)	Income Before Income Taxes	520	503	17	1,343	1,255	88
(19)	Income taxes	133	202	(69)	503	483	20
(20)	Income From Continuing Operations	387	301	86	840	772	68
(21)	Discontinued operations (net of income taxes)	(845)	95	(940)	370	3	367
(22)	Net Income (Loss)	$(458)	$396	$(854)	$1,210	$775	$435

(23)	Income Allocated to Preferred Stockholders	54	—	54	357	—	357

(24)	Net Income (Loss) Attributable to Common Stockholders	$(512)	$396	$(908)	$853	$775	$78

	Earnings Per Share of Common Stock
(25)	Basic - Continuing Operations	$0.66	$0.68	$(0.02)	$1.00	$1.74	$(0.74)
(26)	Basic - Discontinued Operations	(1.68)	0.21	(1.89)	0.76	0.01	0.75
(27)	Basic - Net Income (Loss) Attributable to Common Stockholders	$(1.02)	$0.89	$(1.91)	$1.76	$1.75	$0.01

(28)	Diluted - Continuing Operations	$0.66	$0.68	$(0.02)	$0.99	$1.73	$(0.74)
(29)	Diluted - Discontinued Operations	(1.68)	0.21	(1.89)	0.76	0.01	0.75
(30)	Diluted - Net Income (Loss) Attributable to Common Stockholders	$(1.02)	$0.89	$(1.91)	$1.75	$1.74	$0.01

	Weighted Average Number of Common
	Shares Outstanding
(31)	Basic	503	444	59	485	444	41
(32)	Diluted	505	446	59	487	445	42

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Consolidated Report to the Financial Community - 3rd Quarter 2018                    8

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Three Months Ended September 30, 2018

		Regulated	Regulated	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Other (c)	Consolidated
	Revenues
(1)	Electric sales	$2,698	$341	$(30)	$3,009
(2)	Other	68	5	(18)	55
(3)	Total Revenues	2,766	346	(48)	3,064

	Operating Expenses
(4)	Fuel	137	—	—	137
(5)	Purchased power	873	—	3	876
(6)	Other operating expenses	663	68	8	739
(7)	Provision for depreciation	202	64	17	283
(8)	Amortization of regulatory assets, net	65	2	—	67
(9)	General taxes	197	49	6	252
(10)	Total Operating Expenses	2,137	183	34	2,354
(11)	Operating Income (Loss)	629	163	(82)	710

	Other Income (Expense)
(12)	Miscellaneous income, net	34	4	11	49
(13)	Interest expense	(127)	(43)	(85)	(255)
(14)	Capitalized financing costs	6	9	1	16
(15)	Total Other Expense	(87)	(30)	(73)	(190)

(16)	Income (Loss) Before Income Taxes (Benefits)	542	133	(155)	520
(17)	Income taxes (benefits)	126	34	(27)	133
(18)	Income (Loss) From Continuing Operations	416	99	(128)	387
(19)	Discontinued operations (net of income taxes)	—	—	(845)	(845)
(20)	Net Income (Loss)	$416	$99	$(973)	$(458)

(21)	Income Allocated to Preferred Stockholders	—	—	54	54

(22)	Net Income (Loss) Attributable to Common Stockholders	$416	$99	$(1,027)	$(512)

(a)
Revenues are primarily derived from the delivery of electricity within FE's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment. Except for the recovery of the PATH abandoned project regulatory asset, these revenues are primarily for transmission services provided pursuant to the PJM Tariff to Load Serving Entities (LSEs). The segment's results also reflect the net transmission expenses related to the delivery of electricity on FE's transmission facilities.

(c)
Contains corporate support not charged to FE's subsidiaries, interest expense on stand-alone holding company debt, corporate income taxes and other businesses that do not constitute an operating segment, and discontinued operations are categorized as Corporate/Other.

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Consolidated Report to the Financial Community - 3rd Quarter 2018                    9

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Three Months Ended September 30, 2017

		Regulated	Regulated	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Other (c)	Consolidated
	Revenues
(1)	Electric sales	$2,553	$337	$(26)	$2,864
(2)	Other	56	4	(14)	46
(3)	Total Revenues	2,609	341	(40)	2,910

	Operating Expenses
(4)	Fuel	126	—	—	126
(5)	Purchased power	776	—	(2)	774
(6)	Other operating expenses	621	55	(24)	652
(7)	Provision for depreciation	183	59	19	261
(8)	Amortization of regulatory assets, net	107	6	—	113
(9)	General taxes	187	45	6	238
(10)	Impairment of assets	—	13	—	13
(11)	Total Operating Expenses	2,000	178	(1)	2,177
(12)	Operating Income (Loss)	609	163	(39)	733

	Other Income (Expense)
(13)	Miscellaneous income, net	16	1	2	19
(14)	Interest expense	(133)	(38)	(91)	(262)
(15)	Capitalized financing costs	5	7	1	13
(16)	Total Other Expense	(112)	(30)	(88)	(230)

(17)	Income (Loss) Before Income Taxes (Benefits)	497	133	(127)	503
(18)	Income taxes (benefits)	183	49	(30)	202
(19)	Income (Loss) From Continuing Operations	314	84	(97)	301
(20)	Discontinued operations (net of income taxes)	—	—	95	95
(21)	Net Income (Loss)	$314	$84	$(2)	$396

(22)	Income Allocated to Preferred Stockholders	—	—	—	—

(23)	Net Income (Loss) Attributable to Common Stockholders	$314	$84	$(2)	$396

(a)
Revenues are primarily derived from the delivery of electricity within FE's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment. Except for the recovery of the PATH abandoned project regulatory asset, these revenues are primarily for transmission services provided pursuant to the PJM Tariff to Load Serving Entities (LSEs). The segment's results also reflect the net transmission expenses related to the delivery of electricity on FE's transmission facilities.

(c)
Contains corporate support not charged to FE's subsidiaries, interest expense on stand-alone holding company debt, corporate income taxes and other businesses that do not constitute an operating segment, and discontinued operations are categorized as Corporate/Other.

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Consolidated Report to the Financial Community - 3rd Quarter 2018                    10

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Changes Between the Three Months Ended September 30, 2018 and the Three Months Ended September 30, 2017

		Regulated	Regulated	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Other (c)	Consolidated
	Revenues
(1)	Electric sales	$145	$4	$(4)	$145
(2)	Other	12	1	(4)	9
(3)	Total Revenues	157	5	(8)	154

	Operating Expenses
(4)	Fuel	11	—	—	11
(5)	Purchased power	97	—	5	102
(6)	Other operating expenses	42	13	32	87
(7)	Provision for depreciation	19	5	(2)	22
(8)	Amortization of regulatory assets, net	(42)	(4)	—	(46)
(9)	General taxes	10	4	—	14
(10)	Impairment of assets	—	(13)	—	(13)
(11)	Total Operating Expenses	137	5	35	177
(12)	Operating Income (Loss)	20	—	(43)	(23)

	Other Income (Expense)
(13)	Miscellaneous income, net	18	3	9	30
(14)	Interest expense	6	(5)	6	7
(15)	Capitalized financing costs	1	2	—	3
(16)	Total Other Expense	25	—	15	40

(17)	Income (Loss) Before Income Taxes (Benefits)	45	—	(28)	17
(18)	Income taxes (benefits)	(57)	(15)	3	(69)
(19)	Income (Loss) From Continuing Operations	102	15	(31)	86
(20)	Discontinued operations (net of income taxes)	—	—	(940)	(940)
(21)	Net Income (Loss)	$102	$15	$(971)	$(854)

(22)	Income Allocated to Preferred Stockholders	—	—	54	54

(23)	Net Income (Loss) Attributable to Common Stockholders	$102	$15	$(1,025)	$(908)

(a)
Revenues are primarily derived from the delivery of electricity within FE's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment. Except for the recovery of the PATH abandoned project regulatory asset, these revenues are primarily for transmission services provided pursuant to the PJM Tariff to Load Serving Entities (LSEs). The segment's results also reflect the net transmission expenses related to the delivery of electricity on FE's transmission facilities.

(c)
Contains corporate support not charged to FE's subsidiaries, interest expense on stand-alone holding company debt, corporate income taxes and other businesses that do not constitute an operating segment, and discontinued operations are categorized as Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2018                    11

FirstEnergy Corp.
Statements of Income - By Segment (GAAP)
(In millions)

		Nine Months Ended September 30, 2018

		Regulated	Regulated	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Other (c)	Consolidated
	Revenues
(1)	Electric sales	$7,497	$996	$(107)	$8,386
(2)	Other	197	14	(46)	165
(3)	Total Revenues	7,694	1,010	(153)	8,551

	Operating Expenses
(4)	Fuel	404	—	—	404
(5)	Purchased power	2,391	—	2	2,393
(6)	Other operating expenses	2,227	182	(46)	2,363
(7)	Provision for depreciation	598	187	58	843
(8)	Amortization (deferral) regulatory assets, net	(194)	6	—	(188)
(9)	General taxes	576	144	26	746
(10)	Total Operating Expenses	6,002	519	40	6,561
(11)	Operating Income (Loss)	1,692	491	(193)	1,990

	Other Income (Expense)
(12)	Miscellaneous income, net	146	11	7	164
(13)	Interest expense	(384)	(124)	(350)	(858)
(14)	Capitalized financing costs	18	28	1	47
(15)	Total Other Expense	(220)	(85)	(342)	(647)

(16)	Income (Loss) Before Income Taxes	1,472	406	(535)	1,343
(17)	Income taxes	357	104	42	503
(18)	Income (Loss) From Continuing Operations	1,115	302	(577)	840
(19)	Discontinued operations (net of income taxes)	—	—	370	370
(20)	Net Income (Loss)	$1,115	$302	$(207)	$1,210

(21)	Income Allocated to Preferred Stockholders	—	—	357	357

(22)	Net Income (Loss) Attributable to Common Stockholders	$1,115	$302	$(564)	$853

(a)
Revenues are primarily derived from the delivery of electricity within FE's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment. Except for the recovery of the PATH abandoned project regulatory asset, these revenues are primarily for transmission services provided pursuant to the PJM Tariff to Load Serving Entities (LSEs). The segment's results also reflect the net transmission expenses related to the delivery of electricity on FE's transmission facilities.

(c)
Contains corporate support not charged to FE's subsidiaries, interest expense on stand-alone holding company debt, corporate income taxes and other businesses that do not constitute an operating segment, and discontinued operations are categorized as Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2018                    12

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Nine Months Ended September 30, 2017

		Regulated	Regulated	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Other (c)	Consolidated
	Revenues
(1)	Electric sales	$7,193	$968	$(77)	$8,084
(2)	Other	187	13	(37)	163
(3)	Total Revenues	7,380	981	(114)	8,247

	Operating Expenses
(4)	Fuel	388	—	8	396
(5)	Purchased power	2,212	—	3	2,215
(6)	Other operating expenses	1,889	150	(81)	1,958
(7)	Provision for depreciation	540	164	61	765
(8)	Amortization of regulatory assets, net	263	11	—	274
(9)	General taxes	546	130	27	703
(10)	Impairment of assets	—	13	—	13
(11)	Total Operating Expenses	5,838	468	18	6,324
(12)	Operating Income (Loss)	1,542	513	(132)	1,923

	Other Income (Expense)
(13)	Miscellaneous income (expense), net	45	1	(2)	44
(14)	Interest expense	(405)	(116)	(230)	(751)
(15)	Capitalized financing costs	16	20	3	39
(16)	Total Other Expense	(344)	(95)	(229)	(668)

(17)	Income (Loss) Before Income Taxes (Benefits)	1,198	418	(361)	1,255
(18)	Income taxes (benefits)	442	154	(113)	483
(19)	Income (Loss) From Continuing Operations	756	264	(248)	772
(20)	Discontinued operations (net of income taxes)	—	—	3	3
(21)	Net Income (Loss)	$756	$264	$(245)	$775

(22)	Income Allocated to Preferred Stockholders	—	—	—	—

(23)	Net Income (Loss) Attributable to Common Stockholders	$756	$264	$(245)	$775

(a)
Revenues are primarily derived from the delivery of electricity within FE's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment. Except for the recovery of the PATH abandoned project regulatory asset, these revenues are primarily for transmission services provided pursuant to the PJM Tariff to Load Serving Entities (LSEs). The segment's results also reflect the net transmission expenses related to the delivery of electricity on FE's transmission facilities.

(c)
Contains corporate support not charged to FE's subsidiaries, interest expense on stand-alone holding company debt, corporate income taxes and other businesses that do not constitute an operating segment, and discontinued operations are categorized as Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2018                    13

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Changes Between the First Nine Months of 2018 and the First Nine Months of 2017

		Regulated	Regulated	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Other (c)	Consolidated
	Revenues
(1)	Electric sales	$304	$28	$(30)	$302
(2)	Other	10	1	(9)	2
(3)	Total Revenues	314	29	(39)	304

	Operating Expenses
(4)	Fuel	16	—	(8)	8
(5)	Purchased power	179	—	(1)	178
(6)	Other operating expenses	338	32	35	405
(7)	Provision for depreciation	58	23	(3)	78
(8)	Amortization (deferral) of regulatory assets, net	(457)	(5)	—	(462)
(9)	General taxes	30	14	(1)	43
(10)	Impairment of assets	—	(13)	—	(13)
(11)	Total Operating Expenses	164	51	22	237
(12)	Operating Income (Loss)	150	(22)	(61)	67

	Other Income (Expense)
(13)	Miscellaneous income, net	101	10	9	120
(14)	Interest expense	21	(8)	(120)	(107)
(15)	Capitalized financing costs	2	8	(2)	8
(16)	Total Other Expense	124	10	(113)	21

(17)	Income (Loss) Before Income Taxes (Benefits)	274	(12)	(174)	88
(18)	Income taxes	(85)	(50)	155	20
(19)	Income (Loss) From Continuing Operations	359	38	(329)	68
(20)	Discontinued operations (net of income taxes)	—	—	367	367
(21)	Net Income (Loss)	$359	$38	$38	$435

(22)	Income Allocated to Preferred Stockholders	—	—	357	357

(23)	Net Income (Loss) Attributable to Common Stockholders	$359	$38	$(319)	$78

(a)
Revenues are primarily derived from the delivery of electricity within FE's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment. Except for the recovery of the PATH abandoned project regulatory asset, these revenues are primarily for transmission services provided pursuant to the PJM Tariff to Load Serving Entities (LSEs). The segment's results also reflect the net transmission expenses related to the delivery of electricity on FE's transmission facilities.

(c)
Contains corporate support not charged to FE's subsidiaries, interest expense on stand-alone holding company debt, corporate income taxes and other businesses that do not constitute an operating segment, and discontinued operations are categorized as Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2018                    14

FirstEnergy Corp.
Financial Information
(In millions)

Condensed Consolidated Balance Sheets (GAAP)

	As of	As of
Assets	Sep. 30, 2018	Dec. 31, 2017
Current Assets:
Cash and cash equivalents	$436	$588
Receivables	1,616	1,452
Other	527	438
Total Current Assets	2,579	2,478

Property, Plant and Equipment	29,407	28,101
Investments	1,329	1,328
Deferred Charges and Other Assets	6,111	6,355
Assets - Discontinued Operations	17	3,995
Total Assets	$39,443	$42,257

Liabilities and Capitalization
Current Liabilities:
Currently payable long-term debt	$1,128	$558
Short-term borrowings	1,700	300
Accounts payable	1,104	827
Other	1,868	1,450
Total Current Liabilities	5,800	3,135

Capitalization:
Total equity	6,873	3,925
Long-term debt and other long-term obligations	16,608	18,687
Total Capitalization	23,481	22,612
Noncurrent Liabilities	10,162	12,004
Liabilities - Discontinued Operations	—	4,506
Total Liabilities and Capitalization	$39,443	$42,257

General Information
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Long-term debt redemptions	$(27)	$(976)	$(2,278)	$(1,711)
New long-term debt issuances	$174	$550	$624	$4,050
New preferred stock issuances	$—	$—	$1,616	$—
New common stock issuances	$—	$—	$850	$—
Short-term borrowings increase (decrease)	$36	$275	$1,400	$(2,175)
Property additions	$635	$593	$1,942	$1,847

Liquidity position as of October 19, 2018

Company	Type	Maturity	Amount	Available
FirstEnergy(1)	Revolving	December 2022	$2,500	$2,490
FET / ATSI / TrAIL / MAIT	Revolving	December 2022	1,000	1,000
(1) FirstEnergy Corp. and FEU subsidiary borrowers		Subtotal:	$3,500	$3,490
		Cash and cash equivalents:	—	594
		Total:	$3,500	$4,084

(1)Available liquidity includes impact of $10 million of LOCs outstanding as of October 19, 2018, issued under various terms.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2018                    15

FirstEnergy Corp.
Financial Information
(In millions)

Debt to Total Capitalization Ratio as Defined Under the FE Credit Facility
	As of September 30,		As of December 31,
	2018	% Total	2017	% Total
Total Equity (GAAP)	$6,873	20%	3,925	12%
Non-cash Charges / Non-cash Write Downs*	8,264	24%	8,264	25%
Accumulated Other Comprehensive Income	(61)	—%	(142)	—%
Adjusted Equity (Non-GAAP)**	15,076	44%	12,047	37%

Long-term Debt and Other Long-term Obligations (GAAP)	16,608	49%	18,687	60%
Currently Payable Long-term Debt (GAAP)	1,128	3%	558	3%
Short-term Borrowings (GAAP)	1,700	5%	300	1%
Reimbursement Obligations	10	—%	10	—%
Guarantees of Indebtedness	220	1%	275	1%
Less Securitization Debt	(691)	(2)%	(749)	(2)%
Adjusted Debt (Non-GAAP)**	18,975	56%	19,081	63%

Adjusted Capitalization (Non-GAAP)**	$34,051	100%	$31,128	100%

*Includes after-tax non-cash charges and non-cash write downs, primarily associated with the impairment of assets and related charges at the competitive energy business, pension and OPEB mark-to-market adjustments, and regulatory asset charges through September 30, 2018, as permitted by FE's current syndicated revolving credit facility (FE Credit Facility).

**Management uses Adjusted Equity, Adjusted Debt, and Adjusted Capitalization, each of which is a non-GAAP financial measure, to calculate and monitor its compliance with the debt to total capitalization financial covenant under the FE Credit Facility and term loans. These financial measures, as calculated in accordance with the FE Credit Facility and term loans, help shareholders understand FE's compliance with, and provide a basis for understanding FE's incremental debt capacity under the debt to total capitalization financial covenants. The financial covenants under the FE Credit Facility and term loans require FE to maintain a consolidated debt to total capitalization ratio of no more than 65%, measured at the end of each fiscal quarter.

Condensed Consolidated Statements of Cash Flows (GAAP)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Cash flows from operating activities:
Net Income (Loss)	$(458)	$396	$1,210	$775
Adjustments to reconcile net income to net cash from operating activities:
Gain on disposal, net of tax	834	—	(405)	—
Depreciation and amortization (1)	399	478	1,003	1,307
Deferred income taxes and investment tax credits, net	135	229	462	453
Impairment of assets	—	31	—	162
Retirement benefits, net of payments	(16)	11	(113)	28
Pension trust contributions	—	—	(1,250)	—
Unrealized (gain) loss on derivative transactions	5	11	(5)	64
Changes in working capital and other	(53)	124	(344)	(27)
Net cash flows provided from operating activities	846	1,280	558	2,762
Net cash flows provided from (used for) financing activities	(11)	(325)	1,523	(381)
Net cash flows used for investing activities	(672)	(691)	(2,237)	(2,206)
Net change in cash, cash equivalents and restricted cash	$163	$264	$(156)	$175

(1) Includes amortization of regulatory assets, net, nuclear fuel, intangible assets, and deferred debt-related costs.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2018                    16

FirstEnergy Corp.
Statistical Summary

Electric Distribution Deliveries		Three Months Ended September 30,			Nine Months Ended September 30,
(MWH in thousands)		2018	2017	Change	2018	2017	Change

Ohio	- Residential	5,147	4,512	14.1%	13,753	12,462	10.4%
	- Commercial	4,015	3,941	1.9%	11,315	11,131	1.7%
	- Industrial	5,374	5,296	1.5%	15,660	15,448	1.4%
	- Other	82	87	-5.7%	247	250	-1.2%
	Total Ohio	14,618	13,836	5.7%	40,975	39,291	4.3%
Pennsylvania	- Residential	5,033	4,486	12.2%	14,506	13,230	9.6%
	- Commercial	3,271	3,182	2.8%	9,438	9,121	3.5%
	- Industrial	5,648	5,506	2.6%	16,531	16,126	2.5%
	- Other	22	26	-15.4%	69	79	-12.7%
	Total Pennsylvania	13,974	13,200	5.9%	40,544	38,556	5.2%
New Jersey	- Residential	3,322	2,894	14.8%	7,669	7,089	8.2%
	- Commercial	2,499	2,427	3.0%	6,863	6,730	2.0%
	- Industrial	574	555	3.4%	1,713	1,653	3.6%
	- Other	22	23	-4.3%	67	66	1.5%
	Total New Jersey	6,417	5,899	8.8%	16,312	15,538	5.0%
Maryland	- Residential	813	748	8.7%	2,535	2,280	11.2%
	- Commercial	567	544	4.2%	1,609	1,554	3.5%
	- Industrial	453	428	5.8%	1,243	1,213	2.5%
	- Other	4	4	0.0%	13	12	8.3%
	Total Maryland	1,837	1,724	6.6%	5,400	5,059	6.7%
West Virginia	- Residential	1,342	1,223	9.7%	4,267	3,785	12.7%
	- Commercial	1,006	966	4.1%	2,856	2,725	4.8%
	- Industrial	1,623	1,556	4.3%	4,800	4,563	5.2%
	- Other	7	7	0.0%	22	21	4.8%
	Total West Virginia	3,978	3,752	6.0%	11,945	11,094	7.7%
Total Residential		15,657	13,863	12.9%	42,730	38,846	10.0%
Total Commercial		11,358	11,060	2.7%	32,081	31,261	2.6%
Total Industrial		13,672	13,341	2.5%	39,947	39,003	2.4%
Total Other		137	147	-6.8%	418	428	-2.3%

Total Distribution Deliveries		40,824	38,411	6.3%	115,176	109,538	5.1%

Weather	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	Normal	2018	2017	Normal
Composite Heating-Degree-Days	35	56	68	3,383	2,846	3,396
Composite Cooling-Degree-Days	886	693	688	1,246	987	964

Shopping Statistics (Based on MWH)	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

OE	84%	82%	84%	82%
Penn	67%	68%	67%	68%
CEI	90%	89%	88%	88%
TE	90%	91%	90%	89%
JCP&L	46%	50%	49%	52%
Met-Ed	66%	69%	67%	69%
Penelec	69%	73%	69%	72%
PE(1)	51%	52%	48%	50%
WP	65%	64%	65%	65%
(1) Represents Maryland only.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2018                    17

FirstEnergy Corp.
Consolidated GAAP and Special Items (In millions)

		Three Months Ended September 30, 2018			Three Months Ended September 30, 2017

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$3,064	$—		$2,910	$—

	Operating Expenses
(2)	Fuel	137	—		126	—
(3)	Purchased power	876	—		774	—
(4)	Other operating expenses	739	(65)	(a) (b)	652	(34)	(a) (b)
(5)	Provision for depreciation	283	—		261	—
(6)	Amortization of regulatory assets, net	67	—		113	—
(7)	General taxes	252	—		238	—
(8)	Impairment of assets	—	—		13	(13)	(a)
(9)	Total Operating Expenses	2,354	(65)		2,177	(47)
(10)	Operating Income	710	65		733	47

	Other Income (Expense)
(11)	Miscellaneous income, net	49	(3)	(a) (b)	19	—
(12)	Interest expense	(255)	—		(262)	6	(c)
(13)	Capitalized financing costs	16	—		13	—
(14)	Total Other Expense	(190)	(3)		(230)	6

(15)	Income Before Income Taxes	520	62		503	53
(16)	Income taxes	133	21		202	5
(17)	Income From Continuing Operations	387	41		301	48
(18)	Discontinued operations (net of income taxes)	(845)	845	(b)	95	(95)	(b)
(19)	Net Income (Loss)	$(458)	$886		$396	$(47)

The above special items provide additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 26 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Regulatory charges: 2018 (($0.05) per share), $35 million included in "Other operating expenses"; $6 million included in "Miscellaneous income, net". 2017 ($0.03 per share), ($8) million included in "Other operating expenses"; ($13) million included in "Impairment of assets".

(b)
Exit of competitive generation: 2018 ($1.69 per share), ($100) million included in "Other operating expenses"; ($9) million included in "Miscellaneous income, net"; $845 million included in "Discontinued operations (net of income taxes)". 2017 (($0.13) per share), ($26) million included in "Other operating expenses"; ($95) million included in "Discontinued operations (net of income taxes)".

(c)	Debt redemption costs: 2017 ($0.01 per share), $6 million included in "Interest expense".

	See page 29 for additional descriptions related to special items.

Per share amounts included above are based on the after-tax effect of the above special items as discussed on page 1 divided by 538 million fully diluted shares.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2018                    18

FirstEnergy Corp.
Consolidated GAAP and Special Items (In millions)

		Nine Months Ended September 30, 2018			Nine Months Ended September 30, 2017

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$8,551	$—		$8,247	$—

	Operating Expenses
(2)	Fuel	404	—		396	—
(3)	Purchased power	2,393	—		2,215	—
(4)	Other operating expenses	2,363	(87)	(a) (b)	1,958	(100)	(a) (b)
(5)	Provision for depreciation	843	—		765	—
(6)	Amortization (deferral) of regulatory assets, net	(188)	52	(a)	274	—
(7)	General taxes	746	—		703	—
(8)	Impairment of assets	—	—		13	(13)	(a)
(9)	Total Operating Expenses	6,561	(35)		6,324	(113)
(10)	Operating Income	1,990	35		1,923	113

	Other Income (Expense)
(11)	Miscellaneous income, net	164	(4)	(a) (b)	44	—
(12)	Interest expense	(858)	106	(c)	(751)	6	(c)
(13)	Capitalized financing costs	47	—		39	—
(14)	Total Other Expense	(647)	102		(668)	6

(15)	Income Before Income Taxes	1,343	137		1,255	119
(16)	Income taxes	503	(122)	(d)	483	43
(17)	Income From Continuing Operations	840	259		772	76
(18)	Discontinued operations (net of income taxes)	370	(347)	(b) (c)	3	2	(b)
(19)	Net Income	$1,210	$(88)		$775	$78

The above special items provide additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 27 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Regulatory charges: 2018 (($0.21) per share), $98 million included in "Other operating expenses"; $52 million included in "Amortization (deferral) of regulatory assets, net"; $6 million included in "Miscellaneous income, net". 2017 ($0.05 per share), ($25) million included in "Other operating expenses"; ($13) million included in "Impairment of assets".

(b)
Exit of competitive generation: 2018 (($0.18) per share), ($185) million included in "Other operating expenses"; ($10) million included in "Miscellaneous income, net"; ($360) million included in "Discontinued operations (net of income taxes)". 2017 ($0.11 per share), ($75) million included in "Other operating expenses"; $2 million included in "Discontinued operations (net of income taxes)".

(c)
Debt redemption costs: 2018 ($0.21 per share), $106 million included in "Interest expense"; $13 million included in "Discontinued operations". 2017 ($0.01 per share), $6 million included in "Interest expense".

(d)	Tax Reform: 2018 ($0.02 per share), $13 million included in "Income taxes".

	See page 29 for additional descriptions related to special items.

Per share amounts included above are based on the after-tax effect of the above special items as discussed on page 1 divided by 538 million fully diluted shares.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2018                    19

FirstEnergy Corp.
Regulated Distribution
GAAP and Special Items (In millions)

		Three Months Ended September 30, 2018			Three Months Ended September 30, 2017

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$2,766	$—		$2,609	$—

	Operating Expenses
(2)	Fuel	137	—		126	—
(3)	Purchased power	873	—		776	—
(4)	Other operating expenses	663	15	(a) (b)	621	(8)	(a)
(5)	Provision for depreciation	202	—		183	—
(6)	Amortization of regulatory assets, net	65	—		107	—
(7)	General taxes	197	—		187	—
(8)	Total Operating Expenses	2,137	15		2,000	(8)
(9)	Operating Income	629	(15)		609	8

	Other Income (Expense)
(10)	Miscellaneous income, net	34	20	(a) (b)	16	—
(11)	Interest expense	(127)	—		(133)	—
(12)	Capitalized financing costs	6	—		5	—
(13)	Total Other Expense	(87)	20		(112)	—

(14)	Income Before Income Taxes	542	5		497	8
(15)	Income taxes	126	3		183	3
(16)	Income From Continuing Operations	416	2		314	5
(17)	Discontinued operations (net of income taxes)	—	—		—	—
(18)	Net Income	$416	$2		$314	$5

The above special items provide additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 26 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Regulatory charges: 2018 (($0.05) per share), $35 million included in "Other operating expenses"; $6 million included in "Miscellaneous income, net". 2017 ($0.01 per share), ($8) million included in "Other operating expenses".

(b)	Exit of Competitive Generation: 2018 ($0.05 per share), ($20) million included in "Other operating expenses", $14 million included in "Miscellaneous Income, net".

See page 29 for additional descriptions related to special items.

Per share amounts included above are based on the after-tax effect of the above special items as discussed on page 1 divided by 538 million fully diluted shares.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2018                    20

FirstEnergy Corp.
Regulated Distribution
GAAP and Special Items (In millions)

		Nine Months Ended September 30, 2018			Nine Months Ended September 30, 2017

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$7,694	$—		$7,380	$—

	Operating Expenses
(2)	Fuel	404	—		388	—
(3)	Purchased power	2,391	—		2,212	—
(4)	Other operating expenses	2,227	78	(a) (b)	1,889	(25)	(a)
(5)	Provision for depreciation	598	—		540	—
(6)	Amortization (deferral) of regulatory assets, net	(194)	52	(a)	263	—
(7)	General taxes	576	—		546	—
(8)	Total Operating Expenses	6,002	130		5,838	(25)
(9)	Operating Income	1,692	(130)		1,542	25

	Other Income (Expense)
(10)	Miscellaneous income, net	146	20	(a) (b)	45	—
(11)	Interest expense	(384)	—		(405)	—
(12)	Capitalized financing costs	18	—		16	—
(13)	Total Other Expense	(220)	20		(344)	—

(14)	Income Before Income Taxes	1,472	(110)		1,198	25
(15)	Income taxes	357	(35)	(c)	442	9
(16)	Income From Continuing Operations	1,115	(75)		756	16
(17)	Discontinued operations (net of income taxes)	—	—		—	—
(18)	Net Income	$1,115	$(75)		$756	$16

The above special items provide additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 27 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Regulatory charges: 2018 (($0.21) per share), $98 million included in "Other operating expenses"; $52 million included in "Amortization (deferral) of regulatory assets, net"; $6 million included in "Miscellaneous income, net". 2017 ($0.03 per share), ($25) million included in "Other operating expenses".

(b)	Exit of competitive generation: 2018 ($0.05 per share), ($20) million included in "Other operating expenses"; $14 million included in "Miscellaneous income, net".
(c)	Tax Reform: 2018 ($0.02 per share), $12 million included in "Income taxes".

See page 29 for additional descriptions related to special items.

Per share amounts included above are based on the after-tax effect of the above special items as discussed on page 1 divided by 538 million fully diluted shares.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2018                    21

FirstEnergy Corp.
Regulated Transmission
GAAP and Special Items (In millions)

		Three Months Ended September 30, 2018		Three Months Ended September 30, 2017

		GAAP	Special Items	GAAP	Special Items
(1)	Revenues	$346	$—	$341	$—

	Operating Expenses
(2)	Fuel	—	—	—	—
(3)	Purchased power	—	—	—	—
(4)	Other operating expenses	68	—	55	—
(5)	Provision for depreciation	64	—	59	—
(6)	Amortization of regulatory assets, net	2	—	6	—
(7)	General taxes	49	—	45	—
(8)	Impairment of assets	—	—	13	(13)	(a)
(9)	Total Operating Expenses	183	—	178	(13)
(10)	Operating Income	163	—	163	13

	Other Income (Expense)
(11)	Miscellaneous income, net	4	—	1	—
(12)	Interest expense	(43)	—	(38)	—
(13)	Capitalized financing costs	9	—	7	—
(14)	Total Other Expense	(30)	—	(30)	—

(15)	Income Before Income Taxes	133	—	133	13
(16)	Income taxes	34	—	49	5
(17)	Income From Continuing Operations	99	—	84	8
(18)	Discontinued operations (net of income taxes)	—	—	—	—
(19)	Net Income	$99	$—	$84	$8

The above special items provide additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 26 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Regulatory charges: 2017 ($0.02 per share), ($13) million included in "Impairment of assets".

See page 29 for additional descriptions related to special items.

Per share amounts included above are based on the after-tax effect of the above special items as discussed on page 1 divided by 538 million fully diluted shares.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2018                    22

FirstEnergy Corp.
Regulated Transmission
GAAP and Special Items (In millions)

		Nine Months Ended September 30, 2018		Nine Months Ended September 30, 2017

		GAAP	Special Items	GAAP	Special Items
(1)	Revenues	$1,010	$—	$981	$—

	Operating Expenses
(2)	Fuel	—	—	—	—
(3)	Purchased power	—	—	—	—
(4)	Other operating expenses	182	—	150	—
(5)	Provision for depreciation	187	—	164	—
(6)	Amortization of regulatory assets, net	6	—	11	—
(7)	General taxes	144	—	130	—
(8)	Impairment of assets	—	—	13	(13)	(a)
(9)	Total Operating Expenses	519	—	468	(13)
(10)	Operating Income	491	—	513	13

	Other Income (Expense)
(11)	Miscellaneous income, net	11	—	1	—
(12)	Interest expense	(124)	—	(116)	—
(13)	Capitalized financing costs	28	—	20	—
(14)	Total Other Expense	(85)	—	(95)	—

(15)	Income Before Income Taxes	406	—	418	13
(16)	Income taxes	104	—	154	5
(17)	Income From Continuing Operations	302	—	264	8
(18)	Discontinued operations (net of income taxes)	—	—	—	—
(19)	Net Income	$302	$—	$264	$8

The above special items provide additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 27 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Regulatory charges: 2017 ($0.02 per share), ($13) million included in "Impairment of assets".

	See page 29 for additional descriptions related to special items.

Per share amounts included above are based on the after-tax effect of the above special items as discussed on page 1 divided by 538 million fully diluted shares.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2018                    23

FirstEnergy Corp.
Corporate / Other
GAAP and Special Items (In millions)

		Three Months Ended September 30, 2018			Three Months Ended September 30, 2017

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$(48)	$—		$(40)	$—

	Operating Expenses
(2)	Fuel	—	—		—	—
(3)	Purchased power	3	—		(2)	—
(4)	Other operating expenses	8	(80)	(a)	(24)	(26)	(a)
(5)	Provision for depreciation	17	—		19	—
(6)	Amortization of regulatory assets, net	—	—		—	—
(7)	General taxes	6	—		6	—
(8)	Total Operating Expenses	34	(80)		(1)	(26)
(9)	Operating Loss	(82)	80		(39)	26

	Other Income (Expense)
(10)	Miscellaneous income, net	11	(23)	(a)	2	—
(11)	Interest expense	(85)	—		(91)	6	(b)
(12)	Capitalized financing costs	1	—		1	—
(13)	Total Other Expense	(73)	(23)		(88)	6

(14)	Loss Before Income Tax Benefits	(155)	57		(127)	32
(15)	Income tax benefits	(27)	18		(30)	(3)
(16)	Loss From Continuing Operations	(128)	39		(97)	35
(17)	Discontinued operations (net of income taxes)	(845)	845	(a)	95	(95)	(a)
(18)	Net Loss	$(973)	$884		$(2)	$(60)

The above special items provide additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 26 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Exit of competitive generation: 2018 ($1.64 per share), ($80) million included in "Other operating expenses"; ($23) million included in "Miscellaneous income, net"; $845 million included in "Discontinued operations (net of income taxes)". 2017 (($0.13) per share), ($26) million included in "Other operating expenses"; ($95) million included in "Discontinued operations (net of income taxes)".

(b)	Debt redemption costs: 2017 ($0.01 per share), $6 million included in "Interest expense"

See page 29 for additional descriptions related to special items.

Per share amounts included above are based on the after-tax effect of the above special items as discussed on page 1 divided by 538 million fully diluted shares.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2018                    24

FirstEnergy Corp.
Corporate / Other
GAAP and Special Items (In millions)

		Nine Months Ended September 30, 2018			Nine Months Ended September 30, 2017

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$(153)	$—		$(114)	$—

	Operating Expenses
(2)	Fuel	—	—		8	—
(3)	Purchased power	2	—		3	—
(4)	Other operating expenses	(46)	(165)	(a)	(81)	(75)	(a)
(5)	Provision for depreciation	58	—		61	—
(6)	Amortization of regulatory assets, net	—	—		—	—
(7)	General taxes	26	—		27	—
(8)	Total Operating Expenses	40	(165)		18	(75)
(9)	Operating Loss	(193)	165		(132)	75

	Other Income (Expense)
(10)	Miscellaneous income (expense), net	7	(24)	(a)	(2)	—
(11)	Interest expense	(350)	106	(b)	(230)	6	(b)
(12)	Capitalized financing costs	1	—		3	—
(13)	Total Other Expense	(342)	82		(229)	6

(14)	Loss Before Income Taxes (Benefits)	(535)	247		(361)	81
(15)	Income taxes (benefits)	42	(87)	(c)	(113)	29
(16)	Loss From Continuing Operations	(577)	334		(248)	52
(17)	Discontinued operations (net of income taxes)	370	(347)	(a) (b)	3	2	(a)
(18)	Net Loss	$(207)	$(13)		$(245)	$54

The above special items provide additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 27 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Exit of competitive generation: 2018 (($0.23) per share), ($165) million included in "Other operating expenses"; ($24) million included in "Miscellaneous income (expense), net"; ($360) million included in "Discontinued operations (net of income taxes)". 2017 ($0.11 per share), ($75) million included in "Other operating expenses"; $2 million included in "Discontinued operations (net of income taxes)".

(b)
Debt redemption costs: 2018 ($0.21 per share) $106 million included in "Interest expense"; $13 million included in "Discontinued operations". 2017 ($0.01 per share), $6 million included in "Interest expense".

(c)	Tax Reform: 2018, $1 million included in "Income taxes (benefits)".

See page 29 for additional descriptions related to special items.

Per share amounts included above are based on the after-tax effect of the above special items as discussed on page 1 divided by 538 million fully diluted shares.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2018                    25

FirstEnergy Corp.
Earnings Per Share (EPS) Reconciliations
(In millions, except per share amounts)

Reconciliation of GAAP to Operating (Non-GAAP) Earnings

				FirstEnergy
	Regulated	Regulated	Corporate /	Corp.
Three Months Ended September 30, 2018	Distribution	Transmission	Other	Consolidated

3Q 2018 Net Income (Loss) attributable to Common Stockholders (GAAP)	$416	$99	$(1,027)	$(512)

3Q 2018 Basic Earnings (Loss) per share (avg. shares outstanding 503M)	$0.83	$0.20	$(2.05)	$(1.02)
Excluding Special Items:
Impact of full dilution to 538M shares	(0.05)	(0.01)	0.24	0.18
Regulatory charges	(0.05)	—	—	(0.05)
Exit of competitive generation	0.05	—	1.64	1.69
Total Special Items	$(0.05)	$(0.01)	$1.88	$1.82
3Q 2018 Operating Earnings (Loss) Per Share (Non-GAAP) (538M fully diluted shares)	$0.78	$0.19	$(0.17)	$0.80

				FirstEnergy
	Regulated	Regulated	Corporate /	Corp.
Three Months Ended September 30, 2017	Distribution	Transmission	Other	Consolidated

3Q 2017 Net Income (Loss) attributable to Common Stockholders (GAAP)	$314	$84	$(2)	$396

3Q 2017 Basic Earnings (Loss) per share (avg. shares outstanding 444M)	$0.71	$0.19	$(0.01)	$0.89
Excluding Special Items:
Impact of full dilution to 538M shares	(0.13)	(0.04)	—	(0.17)
Regulatory charges	0.01	0.02	—	0.03
Debt redemption costs	—	—	0.01	0.01
Exit of competitive generation	—	—	(0.13)	(0.13)
Total Special Items	$(0.12)	$(0.02)	$(0.12)	$(0.26)
3Q 2017 Operating Earnings (Loss) Per Share (Non-GAAP) (538M fully diluted shares)	$0.59	$0.17	$(0.13)	$0.63

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the number of shares outstanding for the period assuming full impact of dilution from the $2.5 billion equity issuance in January 2018 (538M fully diluted shares). The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rates range from 21% to 29% and 35% to 42% in the third quarter of 2018 and 2017, respectively.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2018                    26

FirstEnergy Corp.
Earnings Per Share (EPS) Reconciliations
(In millions, except per share amounts)

Reconciliation of GAAP to Operating (Non-GAAP) Earnings

				FirstEnergy
	Regulated	Regulated	Corporate /	Corp.
Nine Months Ended September 30, 2018	Distribution	Transmission	Other	Consolidated

2018 Net Income (Loss) attributable to Common Stockholders (GAAP)	$1,115	$302	$(564)	$853

2018 Basic Earnings (Loss) Per Share (avg. shares outstanding 485M)	$2.30	$0.62	$(1.16)	$1.76
Excluding Special Items:
Impact of full dilution to 538M shares	(0.23)	(0.06)	0.78	0.49
Regulatory charges	(0.21)	—	—	(0.21)
Exit of competitive generation	0.05	—	(0.23)	(0.18)
Debt redemption costs	—	—	0.21	0.21
Tax Reform	0.02	—	—	0.02
Total Special Items	$(0.37)	$(0.06)	$0.76	$0.33
2018 Operating Earnings (Loss) Per Share (Non-GAAP) (538M fully diluted shares)	$1.93	$0.56	$(0.40)	$2.09

				FirstEnergy
	Regulated	Regulated	Corporate /	Corp.
Nine Months Ended September 30, 2017	Distribution	Transmission	Other	Consolidated

2017 Net Income (Loss) attributable to Common Stockholders (GAAP)	$756	$264	$(245)	$775

2017 Basic Earnings (Loss) Per Share (avg. shares outstanding 444M)	$1.71	$0.59	$(0.55)	$1.75
Excluding Special Items:
Impact of full dilution to 538M shares	(0.31)	(0.11)	0.10	(0.32)
Regulatory charges	0.03	0.02	—	0.05
Debt redemption costs	—	—	0.01	0.01
Exit of competitive generation	—	—	0.11	0.11
Total Special Items	$(0.28)	$(0.09)	$0.22	$(0.15)
2017 Operating Earnings (Loss) Per Share (Non-GAAP) (538M fully diluted shares)	$1.43	$0.50	$(0.33)	$1.60

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the number of shares outstanding for the period assuming full impact of dilution from the $2.5 billion equity issuance in January 2018 (538M fully diluted shares). The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rates range from 21% to 29% and 35% to 38% during the first nine months of 2018 and 2017, respectively.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2018                    27

FirstEnergy Corp.
Earnings Per Share (EPS) Reconciliations
(In millions, except per share amounts)

Reconciliation of 3Q 2017 Operating EPS to as previously reported in 2017

FirstEnergy
Corp.
Three Months Ended September 30, 2017	Consolidated

3Q 2017 Net Income Attributable to Common Stockholders (GAAP)	$396

3Q 2017 Basic EPS (avg. shares outstanding 444M)	$0.89
Excluding Special Items as reported in 3Q 2017:
Mark-to-market adjustments	0.01
Debt redemption costs	0.01
Regulatory charges	0.03
Asset impairment/Plant exit costs	0.03
Total Special Items	0.08

3Q 2017 Operating EPS (Non-GAAP) as reported in 2017	0.97

Remove Competitive Energy Services Operating Earnings	(0.19)

3Q 2017 Operating EPS (Non-GAAP) without competitive energy services operating earnings	0.78

Impact of full dilution to 538M shares	(0.15)

3Q 2017 Operating EPS (Non-GAAP) (538M fully diluted shares)	$0.63

Reconciliation of 2017 Operating EPS to as previously reported in 2017

FirstEnergy
Corp.
Nine Months Ended September 30, 2017	Consolidated

2017 Net Income Attributable to Common Stockholders (GAAP)	$775

2017 Basic EPS (avg. shares outstanding 444M)	$1.75
Excluding Special Items as reported in 2017:
Mark-to-market adjustments	0.09
Trust securities impairment	0.01
Regulatory charges	0.05
Asset impairment/Plant exit costs	0.45
Debt redemption costs	0.01
Total Special Items	0.61

2017 Operating EPS (Non-GAAP) as reported in 2017	2.36

Remove Competitive Energy Services Operating Earnings	(0.43)

2017 Operating EPS (Non-GAAP) without competitive energy services operating earnings	1.93

Impact of full dilution to 538M shares	(0.33)

2017 Operating EPS (Non-GAAP) (538M fully diluted shares)	$1.60

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2018                    28

2018/2017 Special Item Descriptions

•	Regulatory charges - Primarily reflects the impact of regulatory agreements or orders requiring certain commitments and/or disallowing the recoverability of costs, net of related credits.

•
Mark-to-market adjustments - Primarily reflects non-cash mark-to-market gains and losses on commodity contract positions and the change in fair value of plan assets and net actuarial gains and losses associated with the company's pension and post-employment benefit plans.

•
Exit of competitive generation - Primarily reflects charges or credits resulting from management's plan to exit competitive operations, including the impact of deconsolidating FES, its subsidiaries and FENOC, following their voluntary petitions for bankruptcy protection on March 31, 2018.

•	Debt redemption costs - Primarily reflects costs associated with the redemption and early retirement of debt.

•	Tax Reform - Primarily reflects changes resulting from the Tax Cuts and Jobs Act.

•
Impact of full dilution to 538M shares - Represents the dilutive impact of increasing weighted average shares outstanding to 538 million to reflect the full impact of share dilution from the $2.5 billion equity issuance in January 2018, including preferred dividends and conversion of preferred stock to common shares.

◦
In the Corporate / Other segment, this includes the addback of preferred share dividends of $19 million and $61 million in the third quarter and first nine months of 2018, respectively and non-cash deemed dividends for the amortization of the beneficial conversion feature of $35 million and $296 million in the third quarter and first nine months of 2018, respectively.  These amounts are considered a deduction to arrive at Net Income attributable to Common Stockholders under GAAP, and are added back to the calculation of Operating (Non-GAAP) earnings given the assumption that all preferred stock is converted.

◦	2018F Operating (non-GAAP) earnings guidance includes preferred share dividends of $61 million and non-cash deemed dividend amortization of $296 million that occurred in the first nine months of 2018.

Note: Special items represent charges incurred or benefits realized, including share dilution, that management believes are not indicative of, or may obscure trends useful in evaluating the company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items are not necessarily non-recurring.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2018                    29

Recent Developments

Financial Matters
Dividend
On September 18, 2018, the Board of Directors of FE declared an unchanged quarterly dividend of $0.36 cents per share of outstanding common stock. The dividend is payable December 1, 2018 to shareholders of record at the close of business on November 7, 2018.

Financing Activities
On September 27, 2018, ATSI issued $100 million of 4.32% senior notes due 2030. Proceeds were or will be used to (i) refinance existing indebtedness, including amounts outstanding under the FirstEnergy regulated companies’ money pool, (ii) fund capital expenditures, (iii) fund working capital needs, and (iv) fund other general corporate purposes.
On October 3, 2018, Pennsylvania Power Company issued $50 million of 4.37% first mortgage bonds due 2048. Proceeds were or will be used to (i) refinance existing indebtedness, including amounts outstanding under the FirstEnergy regulated companies’ money pool, (ii) fund capital expenditures, (iii) fund general corporate purposes, or (iv) any combination of the above.
On October 15, 2018, Ohio Edison Company repaid $25 million of 8.25% first mortgage bonds at maturity.

Credit Facilities Activities
On October 19, 2018, FE and certain subsidiaries amended their credit facilities and entered into new term loans, as follows:

•
FE and its 10 regulated distribution utilities extended the existing five-year $4.0 billion revolving credit facility until December 6, 2022, and concurrently reduced the credit facility to $2.5 billion.

•	FirstEnergy Transmission, LLC and its subsidiaries extended the existing five-year $1.0 billion credit facility until December 6, 2022.

•	FE entered into a $1.25 billion 364-day term loan and a $500 million two-year term loan.

S&P Global Ratings (S&P) Actions
On August 27, 2018, S&P upgraded the issuer credit rating on FE and its subsidiaries by one notch to BBB from BBB-. S&P also raised the issue-level ratings at FE and its subsidiaries by one notch, including FE Corp.’s unsecured debt rating, to BBB- from BB+.

Turner Elected to Board of Directors
On September 19, 2018, FE announced that Leslie M. Turner was elected to the company’s Board of Directors. Turner, 60, retired earlier this year as senior vice president, general counsel & corporate secretary of The Hershey Company. Turner has more than 25 years of experience as an advisor to corporate and government leaders. Prior to joining Hershey as general counsel in 2012, she was general counsel of Coca-Cola North America from 2008 until 2012, and associate general counsel of the company's Bottling Investment Groups from 2006 to 2008.
This election brings the size of FirstEnergy's Board to 13 members.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2018                    30

Operational Matters
FE Tomorrow Update
In support of the strategic review to exit competitive generation, management launched the FE Tomorrow initiative, intended to align corporate services to efficiently support the fully regulated business model.
In June and early July 2018, nearly 500 employees in the shared services and utility services and sustainability organizations, which was more than 80% of eligible employees, accepted a voluntary enhanced retirement package, which included severance compensation and a temporary pension enhancement, with most employees departing by December 31, 2018.
Management expects the cost savings resulting from the FE Tomorrow initiative to support the company's growth targets.

Regulatory Matters
Potomac Edison Base Rate Case
On August 24, 2018, The Potomac Edison Company filed a base rate case with the Public Service Commission of Maryland, which it supplemented on October 22, 2018, to update the partially forecasted test year with a full twelve months of actual data.
The rate case requests an annual increase in base distribution rates of $19.7 million, plus creation of an Electric Distribution Investment surcharge to fund four enhanced service reliability programs. The increase is $7.3 million less than it otherwise would have been due to savings resulting from the recent federal tax law changes.
The evidentiary hearing will commence on January 22, 2019, and a final order is expected by March 23, 2019.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2018                    31

Forward-Looking Statements: This Consolidated Report to the Financial Community includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on information currently available to management. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the ability to successfully execute an exit of commodity-based generation that minimizes cash outflows and associated liabilities, including, without limitation, the losses, guarantees, claims and other obligations of FirstEnergy Corp. (FE), together with its consolidated subsidiaries (FirstEnergy), as such relate to the entities previously consolidated into FirstEnergy, including FirstEnergy Solutions Corp. (FES), its subsidiaries, and FirstEnergy Nuclear Operating Company (FENOC), which have filed for bankruptcy protection (FES Bankruptcy); the risks that conditions to the definitive settlement agreement with respect to the FES Bankruptcy may not be met or that the settlement agreement may not be otherwise consummated, and if so, the potential for litigation and payment demands against FirstEnergy by FES, FENOC or their creditors; the risks associated with the FES Bankruptcy that could adversely affect FirstEnergy, its liquidity or results of operations; the accomplishment of our regulatory and operational goals in connection with our transmission and distribution investment plans; changes in assumptions regarding economic conditions within our territories, assessment of the reliability of our transmission and distribution system, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, our strategy to operate as a fully regulated business and to grow the Regulated Distribution and Regulated Transmission segments to continue to reduce costs through FE Tomorrow, FirstEnergy’s initiative launched in late 2016 to identify its optimal organizational structure and properly align corporate costs and systems to efficiently support a fully regulated company going forward, and other initiatives, and to improve our credit metrics and strengthen our balance sheet; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings; the uncertainties associated with the sale, transfer or deactivation of our remaining commodity-based generating units, including the impact on vendor commitments, and as it relates to the reliability of the transmission grid, the timing thereof; the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation, including New Source Review litigation, or potential regulatory initiatives or rulemakings; changes in customers' demand for power, including, but not limited to, changes resulting from the implementation of state and federal energy efficiency and peak demand reduction mandates; economic and weather conditions affecting future sales, margins and operations, such as significant weather events, and all associated regulatory events or actions; changes in national and regional economic conditions affecting FirstEnergy and/or our major industrial and commercial customers, and other counterparties with which we do business; the impact of labor disruptions by our unionized workforce; the risks associated with cyber-attacks and other disruptions to our information technology system that may compromise our generation, transmission and/or distribution services and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information regarding our business, employees, shareholders, customers, suppliers, business partners and other individuals in our data centers and on our networks; the impact of the regulatory process and resulting outcomes on the matters at the federal level and in the various states in which we do business, including, but not limited to, matters related to rates; the impact of the federal regulatory process on Federal Energy Regulatory Commission (FERC) regulated entities and transactions, in particular FERC regulation of PJM Interconnection, L.L.C. (PJM) wholesale energy and capacity markets and cost-of-service rates, as well as FERC’s compliance and enforcement activity, including compliance and enforcement activity related to North American Electric Reliability Corporation’s mandatory reliability standards; the uncertainties of various cost recovery and cost allocation issues resulting from American Transmission Systems, Incorporated's realignment into PJM; the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates; other legislative and regulatory changes, including the federal administration's required review and potential revision of environmental requirements, including, but not limited to, the effects of the United States Environmental Protection Agency's Clean Power Plan, Coal Combustion Residuals, and Cross State Air Pollution Rule programs, including our estimated costs of compliance, Clean Water Act (CWA) waste water effluent limitations for power plants, and CWA 316(b) water intake regulation; changing market conditions that could affect the measurement of certain liabilities and the value of assets held in our pension trusts and other trust funds, and cause us and/or our subsidiaries to make additional contributions sooner, or in amounts that are larger, than currently anticipated; the impact of changes to significant accounting policies; the impact of any changes in tax laws or regulations, including the Tax Cuts and Jobs Act, adopted December 22, 2017, or adverse tax audit results or rulings; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us and our subsidiaries; actions that may be taken by credit rating agencies that could negatively affect us and/or our subsidiaries’ access to financing, increase the costs thereof, letters of credit and other financial guarantees, and the impact of these events on the financial condition and liquidity of FE and/or its subsidiaries; issues concerning the stability of domestic and foreign financial institutions and counterparties with which we do business; and the risks and other factors discussed from time to time in our United States Securities and Exchange Commission (SEC) filings, and other similar factors. Dividends declared from time to time on FE's common stock, and thereby on FE's preferred stock, during any period may in the aggregate vary from prior periods due to circumstances considered by FE's Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read together with, the risk factors included in our filings with the SEC, including but not limited to the most recent Quarterly Report on Form 10-Q, which risk factors supersede and replace the risk factors contained in the Annual Report on Form 10-K and previous Quarterly Reports on Form 10-Q, and any subsequent Current Reports on Form 8-K. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. We expressly disclaim any obligation to update or revise, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.

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Consolidated Report to the Financial Community - 3rd Quarter 2018                    32